Exhibit 10.16

CONFIDENTIAL
ARCC Participation Award

FORM OF

ARES CAPITAL MANAGEMENT LLC

MEMORANDUM

[DATE]

TO:

FROM:	Ares Capital Management LLC

RE:	Profit Participation Interest Related to Ares Capital Corporation

This Memorandum confirms the award to you for the period commencing on        and ending on        (the “Award Period”) of a profit participation interest (the “Participation Interest”) related to the “incentive fees” earned during the Award Period attributable to the investment activities of Ares Capital Corporation (“ARCC”) during the Award Period (the “Incentive Fees”), to the extent such Incentive Fees are actually paid to and received by Ares Capital Management LLC (“ACM”).

This Memorandum should be retained in your files for future reference.

The Participation Interest is based on the Incentive Fees earned during the Award Period to the extent actually paid to and received by ACM as the same are determined based on the performance of the investment portfolio and activities of ARCC.  The Participation Interest will be determined as and when the Incentive Fees are actually paid to and received by ACM without reference to any accrued or deferred incentive fees or performance fees (each a “Payment Determination Date”) and, subject to the terms set forth below, will be payable so long as (i) you remain employed in good standing by and actively associated with an Ares Management Entity1 and/or, to the extent applicable, you do not otherwise become a Retired Partner or Retired Member (whether for or without cause, including by disability or death) of an Ares Management Entity as of the payment date and (ii) you have not otherwise notified Ares of your intent to resign as an employee of and/or, to the extent applicable, become a Retired Partner or Retired Member of an Ares Management Entity as of the payment date, provided that Ares may waive any such conditions in its sole discretion.

We note the following with respect to ARCC, ACM and the Participation Interest.

1.                                    ACM serves as the day-to-day investment manager to ARCC.  ARCC has been established as closed-end publicly traded specialty finance company that has elected to be treated as a business development company.

1   For reference, an “Ares Management Entity” means any of Ares Management LLC (“Ares”) or its affiliates, including its affiliated employment or employee ownership entities, affiliated investment management entities, general partner entities, carry vehicles or investment vehicles of the foregoing, but excluding portfolio companies of such affiliated investment vehicles.  The term “Retired Partner” or “Retired Member” shall have the meaning given such term (or similar term) in the constituent agreement with respect to the applicable Ares Management Entity and generally means such time as one is no longer actively providing services or involved in the affairs of an Ares Management Entity.

CONFIDENTIAL
ARCC Participation Award

2.                                    In connection with the investment management services provided by ACM and its affiliates to ARCC, ACM receives (i) annual base management and/or advisory fees (the “Base Fees”) and (ii) Incentive Fees based on the performance of the investment portfolio and activities of ARCC as determined in accordance with the provisions of the Investment Advisory and Management Agreement between ARCC and ACM, as such agreement may be amended from time to time.  The Participation Interest is not subject to vesting, and will be determined solely in relation to the Incentive Fees as and when actually paid to and received by ACM and exclusive of and without reference to the Base Fees (which are not a part of this award).

3.                                    The Participation Interest as referenced herein will be represented by a number of “points” out of an aggregate of 2,000 “points” (individually and collectively, “Points”) initially representing 100% of the Incentive Fees actually paid to and received from time to time by ACM.  ACM may, in its discretion, increase or decrease the aggregate number of Points at any time (which could dilute or accrete your Participation Interest).  Distributions paid to and received by ACM with respect to the Incentive Fees will be paid by ACM pro rata to holders of Points (subject to Paragraphs 4 and 6 below) based on the number of Points then held by each holder at the time of distribution.

4.                                    The Participation Interest will not entitle you to any corporate governance rights, voting rights, inspection rights or other rights or interests in ACM, ARCC, Ares or any other Ares Management Entity other than as specifically specified herein.

5.                                    The Participation Interest is dependent on the Incentive Fees being paid to and received by ACM with respect to which there is no assurance, notwithstanding the performance of ARCC, including the trading price of ARCC’s common stock, which is publicly traded.

6.                                    The award of the Participation Interest to you, as represented by Points, will be determined on an annual or more frequent basis as referenced in your award notice.  The award, as set forth on Schedule I hereto, shall be effective only for the Incentive Fees attributable to ARCC during the Award Period to the extent such Incentive Fees are actually paid to and received by ACM.

7.                                    The Participation Interest is not subject to any vesting, is not transferable and constitutes an unsecured obligation of ACM.  You understand that your Participation Interest may change from one Award Period to another Award Period or at any time as determined by Ares.  ACM’s obligation to make payments related to your Participation Interest is contingent upon (i) your continued employment, good standing and active association with and/or, to the extent applicable, you not otherwise becoming a Retired Partner or Retired Member (whether for or without cause, including by disability or death) of an Ares Management Entity as of the payment date and (ii) you not having notified Ares of your intent to resign as an employee of and/or, to the extent applicable, become a Retired Partner or Retired Member of an Ares Management Entity as of the payment date.  Payment with respect to your Participation Interest will be completed on or before March 15th of the calendar year following the calendar year in which the Payment Determination Date occurs.

8.                                    You recognize and understand that the award of Points as referenced herein is not a guarantee of employment or any other assurance that your employment or the terms of your employment will continue; the award of Points is an independent determination and your

CONFIDENTIAL
ARCC Participation Award

Participation Interest will be subject to your continued active association with an Ares Management Entity as discussed herein.  Nothing in this Memorandum shall change the nature of your employment with the relevant Ares Management Entity.

9.                                    You recognize and understand that any payments with respect to Points held by you will be treated as ordinary compensation income for applicable tax purposes and, accordingly, will be subject to all applicable withholding taxes on compensation.

10.                            By accepting this Memorandum and the Participation Interest granted herein you agree to the terms and conditions set forth in this Memorandum.

11.                            This notice of award shall be governed by and construed in accordance with New York law irrespective of conflicts of laws principles that would require the application of the laws of another jurisdiction.

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CONFIDENTIAL
ARCC
Participation Award

SCHEDULE I

ARES CAPITAL MANAGEMENT LLC

AWARD OF PARTICIPATION INTERESTS RELATED TO

ARES CAPITAL CORPORATION INCENTIVE FEES

Award of Points

The following sets forth the number of Points awarded to you for the period commencing on                  and ending on                respecting a profit participation interest related to the Incentive Fees paid to and received by Ares Capital Management LLC related to the investment activities of Ares Capital Corporation, as described more fully in the accompanying Memorandum.  Points are not transferable and have no voting or other governance rights and distributions, if any, thereon are subject to a continued active association with an Ares Management Entity as described in the Memorandum.  Capitalized terms not otherwise defined herein have the meanings given to such terms in the Memorandum.

Points

•                                         Recipient:

•                                         Total Points awarded for the Award Period                through               :

[            ] Points (out of 2,000 Points)

Confirmed as of the date first written above by:

Ares Capital Management LLC

By:
Michael D. Weiner
Authorized Signatory